                                 AMENDMENT NO. 3
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)


      The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective July 18, 2005, as follows:

WHEREAS, the parties desire to amend the Plan to reflect the merger of AIM Core Stock Fund and AIM Total Return Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)


AIM EQUITY FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP

PORTFOLIO - INVESTOR CLASS SHARES

AIM Basic Balanced Fund

AIM INTERNATIONAL MUTUAL FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund


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AIM SECTOR FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Technology Fund

AIM STOCK FUNDS

PORTFOLIO - INVESTOR CLASS SHARES

AIM Dynamics Fund
AIM Small Company Growth Fund"



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  July 18, 2005


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